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                                                              EXHIBIT 10.10.1(d)


                                LETTER AGREEMENT


     This Letter Agreement dated as of September 14, 2001 (this "Agreement") sets forth the terms of an agreement to modify the terms of the Promissory Note dated as of July 31, 2000 in the initial principal amount of $13,300,000, as amended by that certain letter dated February 9, 2001 from Agway to SSC (as so amended, the "Note") of Southern States Cooperative, Inc. ("SSC") payable to Agway Inc. ("Agway").

SSC intends to enter into a financing arrangement with its lenders, pursuant to that certain Amended, Restated and Consolidated Loan and Security Agreement (the "Credit Agreement") by and among SSC, CoBank ACB as agent and lender ("CoBank") and the other lenders now or hereafter party thereto (the "Bank Lenders"). Under the terms of the Credit Agreement, the total credit available to SSC will not be increased from the financing facilities currently available to SSC and its affiliates, and SSC will be restricted from prepayment of the Note, except as agreed herein. Therefore, SSC and Agway agree to modify the terms of the Note as follows:

1. The Maturity Date of the Note shall be extended to be coterminous with the Credit Agreement but no later than up to and including February 15, 2003. In addition, if on or before September 30, 2002 SSC makes cash prepayments of at least $73,000,000 as a permanent reduction of its revolving credit commitment or as a prepayment of its Term Loan (as defined in the Credit Agreement) in addition to the Scheduled Term Reductions (as defined in the Credit Agreement) pursuant to the terms of the Credit Agreement and makes a pro rata prepayment on the Note equal to at least $2,000,000 in addition to the scheduled prepayments to be made to Agway on the Note in accordance with the schedule set forth on Exhibit A hereto, then the Maturity Date of the Note shall be further extended to be coterminous with the Credit Agreement until and including August 15, 2003.

2. For purposes of this Agreement the Agway Percentage will be a fraction, the numerator of which is the outstanding principal balance on the Agway Note (presently $12,521,750.88) and the denominator of which is the sum of the outstanding principal balance on the Agway Note plus the outstanding commitments of CoBank and Bank Lenders under the Credit Agreement (a sum of $482,521,750.88 presently). As of the date hereof, the Agway percentage is 2.595%.

3. Subject to the terms and conditions contained herein, at the time SSC makes any scheduled principal payment to the Bank Lenders on the Term Loan (which is in the original principal amount of $200,000,000) that has not previously been deemed to have been made or substituted pursuant to Section
     2.14 of the Credit Agreement, SSC will make a principal payment on the Note equal to one-half of the amount equal to the Agway Percentage times the sum of the aggregate principal payments paid on the Term Loans to the Bank Lenders.
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4.   In the event SSC sells or otherwise disposes of any of its assets outside the ordinary course of its business, including, without limitation, pursuant to the sale of Receivables (as defined in the Credit Agreement) to any financing entity involving Deere Credit or any affiliate thereof or otherwise (other than as permitted by Section 4.3 of the Credit Agreement), and under the terms of the Credit Agreement, SSC shall pay to Agway an amount equal to the Agway Percentage times the aggregate net cash proceeds it is required to pay under Section 2.14(i), or (ii) or (iii) of the Credit Agreement, such payment to be made promptly but in no event later than five business days following SSC's receipt of such proceeds.

5. If at any time after the date hereof the aggregate credit available to SSC, pursuant to the Credit Agreement, or any amendment or replacement thereof, is increased to an amount in excess of $470,000,000, then SSC shall, within ten days of such increase, prepay the Note by an amount equal to such increase.

6. SSC's indebtedness evidenced by the Note shall rank equally with SSC's indebtedness to the Bank Lenders under the Credit Agreement, or any amendment or replacement thereof, and Agway shall receive on a parity with the Bank Lenders or other replacement lenders of SSC any benefit, right or remedy that the Banks or such lenders receive from SSC, whether now or in the future.

7. With respect to any collateral that SSC provides or has provided to secure its indebtedness to the Lending Banks under the Credit Agreement, or any amendment or replacement thereof, Agway shall share therein and receive a ratable share of the security interest in such collateral on a parity with the Lending Banks or such other lenders.

8.   Except as modified herein, the Note remains in full force and effect.

9. SSC agrees to reimburse Agway for all of its fees and expenses incurred in connection with this Agreement, including, but not limited to, attorney fees and expenses associated with the review, negotiation and closing of the transaction documents related hereto.

10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of SSC and Agway as of the date first above written.

AGWAY, INC.                                 SOUTHERN STATES
                                              COOPERATIVE, INC.

BY  /s/ Peter J. O'Neill                    BY  /s/  Jonathan A. Hawkins
  -----------------------------               ---------------------------------
   Peter J. O'Neill                            Jonathan A. Hawkins
   Sr. Vice President, Finance & Control       Sr. Vice President and CFO
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Exhibit A

Term Loan Payment Schedule in favor of Agway

               September 30, 2001                     $    66,603.36
               December 31, 2001                          266,413.41
               March 31, 2002                             239,762.23
               June 30, 2002                              226,451.40
               September 30, 2002                         333,016.77
               December 31, 2002                          399,620.13
               March 31, 2003                             199,425.07
               June 30, 2003                              199,425.07
               Termination                            $10,591,033.44